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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 401(k) Plan of First Commercial Corporation of our report dated January 30, 1996, with respect to the consolidated financial statements of First Commercial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                       /s/Ernst & Young LLP

Little Rock, Arkansas
April 17, 1996